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                                                              EXHIBIT 11(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement (Form N-1A), and related Statement of Additional Information of The Lake Forest Funds and to the inclusion of our report dated March 27, 1997 to the Shareholders and Board of Trustees of The Lake Forest Funds.


                                             /s/McCurdy & Associates CPA's, Inc.
                                             McCurdy & Associates CPA's, Inc.


Westlake, Ohio
April 28, 1997